SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 or 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  October 2, 2003


                            NewPower Holdings, Inc.
                            -----------------------

            (Exact Name of Registrant as Specified in Its Charter)

Delaware                                    1-16157                                52-2208601
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(State or Other Jurisdiction                (Commission                        (IRS Employer
of Incorporation)                           File Number)                       Identification No.)


93 Cherry Street, New Canaan, CT                                       06480
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(Address of Principal Executive Offices)                               (Zip Code)


Registrant's telephone number, including area code: (203) 966-2880

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Item 5. Other Events.

     As previously reported, on June 11, 2002, NewPower Holdings, Inc. (the "Company") and its wholly owned subsidiaries, TNPC Holdings, Inc. ("Holdings") and The New Power Company, each filed voluntary petitions for reorganization under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Georgia (the "Bankruptcy Court") (Case No. 02-10835). The Company and Holdings manage, and will continue to manage, their properties and operate their businesses as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

         As previously reported, on August 20 , 2003, Enron Corp. ("Enron") filed a notice of appeal of the order (the "Confirmation Order") confirming the Company's Second Amended Chapter 11 Plan (the "Plan"). On August 21, 2003, Enron filed a motion in the Bankruptcy Court seeking a stay pending appeal or, in the alternative, a temporary stay to enable it to seek a stay pending appeal in the for the Northern District of Georgia (the "District Court"). At a hearing held on August 22, 2003, the Bankruptcy Court orally denied Enron's request for a stay pending appeal, but granted it a temporary stay to seek such relief in the District Court. On August 29, 2003, the Bankruptcy Court issued an order in connection with its oral ruling (the "August 29th Order"), which provided that in the event the District Court denied Enron's subsequent request for a stay pending appeal, the Effective Date under the Plan shall be ten (10) days after the District Court denies that request.

     On September 5, 2003, Enron filed its motion for a stay pending appeal in the District Court. On September 19, 2003, the District Court held a hearing on Enron's motion. By order dated September 27, 2003, the District Court denied Enron's request for a stay pending appeal. Accordingly, pursuant to the terms of the August 29th Order, the Company currently expects that the Plan will become effective on October 9, 2003.

     The Company filed its monthly operating report for the period of July 31
- August 31, 2003 (the "August Monthly Operating Report") with the Bankruptcy Court on October 2, 2003. A copy of the August Monthly Operating Report is attached to this report as Exhibit 99.1 and incorporated in this report by reference.*

     THE AUGUST MONTHLY OPERATING REPORT CONTAINS INFORMATION THAT HAS NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT ACCOUNTANTS, HAS NOT BEEN PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS.

     The Company cautions readers not to place undue reliance upon the information contained in the August Monthly Operating Report, which contains unaudited information, and is in a format prescribed by the applicable bankruptcy laws. There can be no assurance that the August Monthly Operating Report is complete. The August Monthly Operating Report also contains information for periods which may be shorter or otherwise different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended.

*Certain attachments to the August Monthly Operating Report are not included as part of Exhibit 99.1, but are available at the office of the U.S. Trustee and the Bankruptcy Court. In addition, the Company undertakes to furnish a copy of any such omitted attachment to the Commission upon its request.

Cautionary Statement

The disclosure in this Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995,
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties and may differ materially from actual future events or results. Although we believe that our expectations and beliefs are based on reasonable assumptions, we can give no assurance that our goals will be achieved. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibit No. Description.

     99.1   Monthly Operating Report for the period July 31- August 31, 2003.



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

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: October 3, 2003


                                   NEWPOWER HOLDINGS, INC.


                                   By:   /s/ M. Patricia Foster
                                       --------------------------------------
                                       Name:   M. Patricia Foster
                                       Title:  President & Co-Chief Executive
                                               Officer



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

                                 EXHIBIT INDEX

          The following exhibit is filed herewith:


Exhibit No.               Description
-----------               -----------

99.1   Monthly Operating Report for the period July 31 - August 31, 2003.



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